Exhibit 99.1

Press Release

RBC Bearings Incorporated Announces Fiscal 2024 Third Quarter Results

Oxford, CT – February 8, 2024 – RBC Bearings Incorporated (NYSE: RBC, RBCP), a leading international manufacturer of highly engineered precision bearings, components and essential systems for the industrial, defense and aerospace industries, today reported results for the third quarter of fiscal 2024.

Third Quarter Financial Highlights

●	Third quarter net sales of $373.9 million increased 6.3% over last year, Aerospace/Defense up 22.5% and Industrial down 0.6%.

●	Gross margin of 42.3% in the third quarter of fiscal 2024 compared to 41.5% for the same quarter last year.

●	Third quarter net income as a percentage of net sales of 12.5% vs 10.3% last year; Adjusted EBITDA as a percentage of net sales of 29.3% vs 29.4% last year.

	Fiscal 2024		Fiscal 2023		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$373.9		$351.6		6.3%
Gross margin	$158.0	$158.0	$146.0	$146.0	8.2%	8.2%
Gross margin %	42.3%	42.3%	41.5%	41.5%
Operating income	$75.2	$75.5	$70.4	$71.6	7.0%	5.3%
Operating income %	20.1%	20.2%	20.0%	20.4%
Net income	$46.6	$60.0	$36.3	$53.3	28.4%	12.4%
Net income attributable to common stockholders	$40.8	$54.2	$30.6	$47.7	33.2%	13.6%
Diluted EPS	$1.39	$1.85	$1.05	$1.64	32.4%	12.8%

(1)	Results exclude items in reconciliation below.

Nine Month Financial Highlights

	Fiscal 2024		Fiscal 2023		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$1,146.6		$1,074.9		6.7%
Gross margin	$492.2	$492.5	$438.3	$438.3	12.3%	12.4%
Gross margin %	42.9%	43.0%	40.8%	40.8%
Operating income	$248.0	$249.2	$206.9	$215.9	19.9%	15.4%
Operating income %	21.6%	21.7%	19.2%	20.1%
Net income	$148.3	$196.6	$117.5	$172.8	26.2%	13.7%
Net income attributable to common stockholders	$131.0	$179.3	$100.4	$155.6	30.6%	15.2%
Diluted EPS	$4.49	$6.15	$3.45	$5.36	30.1%	14.7%

(1)	Results exclude items in reconciliation below.

“As expected, third quarter results showed a 6.3% increase in net sales during the quarter compared to the previous year,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer. “Our aerospace and defense segment has continued to produce strong results as we continue to see an acceleration in volume, especially from major aircraft manufacturers and their supply chains.”

Third Quarter Results

Net sales for the third quarter of fiscal 2024 were $373.9 million, an increase of 6.3% from $351.6 million in the third quarter of fiscal 2023. Net sales for our Industrial segment decreased 0.6%, while net sales for our Aerospace/Defense segment increased 22.5%. Gross margin for the third quarter of fiscal 2024 was $158.0 million compared to $146.0 million for the same period last year.

SG&A for the third quarter of fiscal 2024 was $63.9 million, an increase of $7.1 million from $56.8 million for the same period last year. As a percentage of net sales, SG&A was 17.1% for the third quarter of fiscal 2024 compared to 16.1% for the same period last year.

Other operating expenses for the third quarter of fiscal 2024 totaled $18.9 million compared to $18.8 million for the same period last year. For the third quarter of fiscal 2024, other operating expenses included $17.7 million of amortization of intangible assets, $0.1 million of restructuring costs, and $1.1 million of other items. For the third quarter of fiscal 2023, other operating expenses included $17.4 million of amortization of intangible assets, $1.2 million of Dodge TSA costs and other costs associated with the Dodge acquisition, and $0.2 million of other items.

Operating income for the third quarter of fiscal 2024 was $75.2 million compared to $70.4 million for the same period last year. On an adjusted basis, operating income was $75.5 million for the third quarter of fiscal 2024 compared to $71.6 million for the same period last year. Refer to the tables below for details on the adjustments made to operating income to arrive at adjusted operating income.

Interest expense, net, was $19.3 million for the third quarter of fiscal 2024 compared to $20.9 million for the same period last year.

Income tax expense for the third quarter of fiscal 2024 was $10.2 million compared to $11.7 million for the same period last year. The effective income tax rate for the third quarter of fiscal 2024 was 18.1% compared to 24.4% for the same period last year. The effective income tax rate for the three-month period ended December 30, 2023 of 18.1% included $1.9 million of discrete tax benefits associated with stock-based compensation partially offset by $0.2 million of other items; the effective income tax rate without these net benefits would have been 21.2%. The effective income tax rate for the three-month period ended December 31, 2022 of 24.4% included $0.3 million of discrete tax benefits associated with stock-based compensation partially offset by $0.2 million of other items; the effective income tax rate without these benefits would have been 24.5%

Net income for the third quarter of fiscal 2024 was $46.6 million compared to $36.3 million for the same period last year. On an adjusted basis, net income was $60.0 million for the third quarter of fiscal 2024 compared to $53.3 million for the same period last year. Refer to the tables below for details on the adjustments made to net income to arrive at adjusted net income. Net income attributable to common stockholders for the third quarter of fiscal 2024 was $40.8 million compared to $30.6 million for the same period last year. On an adjusted basis, net income attributable to common stockholders for the third quarter of fiscal 2024 was $54.2 million compared to $47.7 million for the same period last year.

Diluted EPS attributable to common stockholders for the third quarter of fiscal 2024 was $1.39 compared to $1.05 for the same period last year. On an adjusted basis, diluted EPS attributable to common stockholders was $1.85 for the third quarter of fiscal 2024 compared to $1.64 for the same period last year.

Backlog as of December 30, 2023, was $652.1 million compared to $641.3 million as of September 30, 2023 and $613.6 million as of December 31, 2022. The $652.1 million backlog amount excluded $118.6 million of orders that we expected to fulfill beyond 12 months from December 30, 2023; the $641.3 million backlog amount excluded $121.1 million of orders that we expected to fulfill beyond 12 months from September 30, 2023; the $613.6 million backlog amount excluded $107.5 million of orders that we expected to fulfill beyond 12 months from December 31, 2022.

Outlook for the Fourth Quarter Fiscal 2024

The Company expects net sales to be approximately $405.0 million to $415.0 million in the fourth quarter of fiscal 2024, compared to $394.4 million last year, a growth rate of 2.7% to 5.2%.

Live Webcast

RBC Bearings Incorporated will host a webcast on Thursday, February 8th, 2024, at 11:00 a.m. ET to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website, www.rbcbearings.com, and click on the webcast icon. If you do not have access to the Internet and wish to listen to the call, dial 877-407-4019 (international callers dial +1 201-689-8337) and provide conference ID # 13744033. An audio replay of the call will be available from 2:00 p.m. ET February 8th, 2024, until 2:00 p.m. ET February 22nd, 2024. The replay can be accessed by dialing 877-660-6853 (international callers dial +1 201-612-7415) and providing conference ID # 13744033. Investors are advised to dial into the call at least ten minutes prior to the call to register.

Non-GAAP Financial Measures

In addition to disclosing results of operations that are determined in accordance with U.S. generally accepted accounting principles (GAAP), this press release also discloses non-GAAP results of operations that exclude certain items. These non-GAAP measures adjust for items that management believes are unusual, as well as other non-cash items including but not limited to depreciation, amortization, and equity-based incentive compensation. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial table attached to this press release.

Adjusted Gross Margin and Adjusted Operating Income

Adjusted gross margin excludes the impact of restructuring costs associated with the closing of a plant. Adjusted operating income excludes acquisition expenses (including the impact of acquisition-related fair value adjustments in connection with purchase), restructuring and other similar charges, and other non-operational, non-cash or non-recurring losses. We believe that adjusted operating income is useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

Adjusted Net Income Attributable to Common Stockholders and Adjusted Earnings Per Share Attributable to Common Stockholders

Adjusted net income attributable to common stockholders and adjusted earnings per share attributable to common stockholders (calculated on a diluted basis) exclude non-cash expenses for amortization related to acquired intangible assets, stock-based compensation, amortization of deferred finance fees, acquisition expenses (including the impact of acquisition-related fair value adjustments in connection with purchase), restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

Adjusted EBITDA

We use the term “Adjusted EBITDA” to describe net income adjusted for the items summarized in the “Reconciliation of GAAP to Non-GAAP Financial Measures” table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, Adjusted EBITDA aids our investors in understanding our compliance with our debt covenants. Management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or “net debt leverage,” as a measure of our financial strength and ability to incur incremental indebtedness when making investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and some investors utilize it when making investment decisions and evaluating us against peers.

Adjusted EBITDA is not a presentation made in accordance with GAAP, and our definition of Adjusted EBITDA may vary from the definition used by others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations, or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA adds back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur or vary greatly, are difficult to predict, and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times (i) include estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or (ii) exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings, components and essential systems. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products and components requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets. The Company is headquartered in Oxford, Connecticut.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the following: the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of aerospace/defense and industrial market activity, future financial performance, our debt level, the integration of the Dodge acquisition, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, tax legislation and changes, our ability to meet our debt obligations, the Company’s ability to acquire and integrate complementary businesses, and risks and uncertainties listed or disclosed in our reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

Contacts

RBC Bearings

Robert Sullivan

203-267-5014

Rsullivan@rbcbearings.com

Alpha IR Group

Michael Cummings

617-461-1101

investors@rbcbearings.com

RBC Bearings Incorporated

Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 30,	December 31,	December 30,	December 31,
	2023	2022	2023	2022
Net sales	$373,906	$351,625	$1,146,600	$1,074,872
Cost of sales	215,861	205,585	654,379	636,533
Gross margin	158,045	146,040	492,221	438,339

Operating expenses:
Selling, general and administrative	63,895	56,782	189,128	170,129
Other, net	18,859	18,866	55,055	61,331
Total operating expenses	82,754	75,648	244,183	231,460

Operating income	75,291	70,392	248,038	206,879

Interest expense, net	19,303	20,901	59,911	55,032
Other non-operating expense	(879)	1,539	423	2,490
Income before income taxes	56,867	47,952	187,704	149,357
Provision for income taxes	10,313	11,688	39,470	31,853
Net income	46,554	36,264	148,234	117,504
Preferred stock dividends	5,814	5,686	17,250	17,186
Net income attributable to common stockholders	$40,740	$30,578	$130,984	$100,318

Net income per common share attributable to common stockholders:
Basic	$1.41	$1.06	$4.53	$3.49
Diluted	$1.39	$1.05	$4.49	$3.45

Weighted average common shares:
Basic	28,924,073	28,805,305	28,885,453	28,744,732
Diluted	29,204,570	29,120,318	29,153,469	29,053,608

	Three Months Ended		Nine Months Ended
Reconciliation of Reported Gross Margin to	December 30,	December 31,	December 30,	December 31,
Adjusted Gross Margin:	2023	2022	2023	2022
Reported gross margin	$158,045	$146,040	$492,221	$438,339
Restructuring and consolidation	-	-	289	-
Adjusted gross margin	$158,045	$146,040	$492,510	$438,339

	Three Months Ended		Nine Months Ended
Reconciliation of Reported Operating Income to	December 30,	December 31,	December 30,	December 31,
Adjusted Operating Income:	2023	2022	2023	2022
Reported operating income	$75,291	$70,392	$248,038	$206,879
Transaction and related costs	113	6	138	73
Transition services	-	1,241	-	8,945
Restructuring and consolidation	65	-	986	17
Adjusted operating income	$75,469	$71,639	$249,162	$215,914

	Three Months Ended		Nine Months Ended
Reconciliation of Reported Net Income to Adjusted Net	December 30,	December 31,	December 30,	December 31,
Income Attributable to Common Stockholders:	2023	2022	2023	2022
Reported net income	$46,554	$36,264	$148,234	$117,504
Transaction and related costs	113	6	138	73
Transition services	-	1,241	-	8,945
Restructuring and consolidation	65	-	986	17
Foreign exchange translation loss/(gain)	-	-	-	(417)
M&A related amortization	16,463	16,276	49,068	48,832
Stock compensation expense	4,177	2,874	13,314	11,047
Amortization of deferred finance fees	649	1,826	2,296	6,164
Pension settlement	(455)	-	(455)	-
Insurance proceeds received	(1,632)	-	(1,632)	-
Tax impact of adjustments and other tax matters	(5,962)	(5,141)	(15,394)	(19,362)
Adjusted net income	$59,972	$53,346	$196,555	$172,803

Preferred stock dividends	5,814	5,686	17,250	17,186

Adjusted net income attributable to common stockholders	$54,158	$47,660	$179,305	$155,617

Adjusted net income per common share attributable to common stockholders:
Basic	$1.87	$1.65	$6.21	$5.41
Diluted	$1.85	$1.64	$6.15	$5.36

Weighted average common shares:
Basic	28,924,073	28,805,305	28,885,453	28,744,732
Diluted	29,204,570	29,120,318	29,153,469	29,053,608

	Three Months Ended		Nine Months Ended
Reconciliation of Reported Net Income to	December 30,	December 31,	December 30,	December 31,
Adjusted EBITDA:	2023	2022	2023	2022
Reported net income	$46,554	$36,264	$148,234	$117,504
Interest expense, net	19,303	20,901	59,911	55,032
Provision for income taxes	10,313	11,688	39,470	31,853
Stock compensation expense	4,177	2,874	13,314	11,047
Depreciation and amortization	29,890	28,743	89,566	85,811
Other non-operating expense	1,208	1,539	2,510	2,490
Transaction and related costs	113	6	138	73
Transition services	-	1,241	-	8,945
Restructuring and consolidation	65	-	986	17
Pension settlement	(455)	-	(455)	-
Insurance proceeds received	(1,632)	-	(1,632)	-
Adjusted EBITDA	$109,536	$103,256	$352,042	$312,772

	Three Months Ended		Nine Months Ended
	December 30,	December 31,	December 30,	December 31,
Selected Financial Data:	2023	2022	2023	2022
Cash provided by operating activities	$80,503	$60,878	$195,323	$149,258

Capital expenditures	$9,531	$6,501	$23,716	$29,577

Total debt			$1,264,357	$1,464,078

Cash and cash equivalents			$71,611	$82,036

Total debt minus cash and cash equivalents			$1,192,746	$1,382,042

Repurchase of common stock			$7,599	$6,559

Backlog			$652,138	$613,582

	Three Months Ended		Nine Months Ended
	December 30,	December 31,	December 30,	December 31,
Segment Data, Net External Sales:	2023	2022	2023	2022
Aerospace and defense segment	$129,293	$105,532	$377,036	$308,479
Industrial segment	244,613	246,093	769,564	766,393
Total net external sales	$373,906	$351,625	$1,146,600	$1,074,872